As filed with the Securities and Exchange Commission on December 22, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ALIGNMENT HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-5596242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 W. Town and Country Road, Suite 1600 Orange, California	92868
(Address of Principal Executive Offices)	(Zip Code)

Alignment Healthcare, Inc. 2021 Equity Incentive Plan
(Full title of the plan)

John Kao
Chief Executive Officer
1100 W. Town and Country Road
Suite 1600
Orange, California 92868
Telephone: 1-844-310-2247
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Christopher J. Cummings
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plan covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Alignment Healthcare, Inc. is sometimes referred to as the “Registrant,” “we,” “us” or “our.”

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by the Registrant, relating to 27,915,561 shares of its common stock, $0.001 par value (the “Common Stock”), issuable to eligible employees, directors and consultants of the Registrant under the Registrant’s 2021 Equity Incentive Plan (the “Equity Plan”). Shares available for issuance under the Equity Plan were previously registered on a registration statement on Form S-8 filed with the SEC on March 31, 2021, Registration No. 333-254887 (the “Prior Registration Statement”). The Prior Registration Statement is currently effective. In accordance with Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

•the contents of our earlier Registration Statement on Form S-8 relating to the Equity Plan, previously filed with the SEC on March 31, 2021 (File No. 333-254887);
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on October 30, 2025;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on July 30, 2025;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 1, 2025;

•portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
•our Current Reports on Form 8-K filed with the SEC on January 13, 2025 (Item 5.02 thereof), April 15, 2025 and June 11, 2025; and
•the description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022.

All reports and other documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions in accordance with the rules of the Commission. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.    Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Alignment Healthcare, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on March 30, 2021)
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated June 11, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed on June 13, 2024)
4.3	Amended and Restated Bylaws of Alignment Healthcare, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K filed on February 27, 2024)
4.4#	Alignment Healthcare, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed March 30, 2021)
5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
23.1*	Consent of Deloitte LLP
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107.1*	Filing Fee Table

* Filed herewith.
# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on December 22, 2025.

ALIGNMENT HEALTHCARE, INC.

By:	/s/ John Kao
John Kao
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of John Kao and James M. Head, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 22, 2025.

Signature	Title	Date

/s/ John Kao	Chief Executive Officer (Principal Executive Officer)	December 22, 2025
John Kao

/s/ James M. Head	Chief Financial Officer (Principal Financial Officer)	December 22, 2025
James M. Head

/s/ Joseph Konowiecki	Chairman of the Board	December 22, 2025
Joseph Konowiecki

/s/ Jody Bilney	Director	December 22, 2025
Jody Bilney

/s/ David Hodgson	Director	December 22, 2025
David Hodgson

/s/ Yon Jorden	Director	December 22, 2025
Yon Jorden

/s/ Jacqueline Kosecoff	Director	December 22, 2025
Jacqueline Kosecoff

/s/ Margaret McCarthy	Director	December 22, 2025
Margaret McCarthy

/s/ Mark McClellan	Director	December 22, 2025
Mark McClellan

/s/ Robbert Vorhoff	Director	December 22, 2025
Robbert Vorhoff